EXHIBIT 11


EAGLE POINT SOFTWARE CORPORATION
STATEMENT REGARDING COMPUTATION OF NET EARNINGS PER SHARE
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

                                           NINE MONTHS ENDED MARCH 31,
                                           ---------------------------
                                              1996         1995

SHARES USED IN DETERMINING PRIMARY
 EARNINGS PER SHARE:

Weighted average common shares
 outstanding                                 4,927,568    3,925,538

Weighted average common shares issued
 within a one year period prior to the
 Company's stock offering, at prices
 below the offering price of $13.00
 per share                                                 10,091

Net effect of stock options based on
 the treasury stock method using the
 average market price during the period         43,720
                                             ---------    ---------

     Total weighted average common and
      common equivalent shares
      outstanding                            4,971,288    3,935,629
                                             =========    =========


SHARES USED IN DETERMINING FULLY
 DILUTED EARNINGS PER SHARE:

Weighted average common shares
 outstanding                                 4,927,568    3,925,538

Weighted average common shares issued
 within a one year period prior to the
 Company's stock offering, at prices
 below the offering price of $13.00
 per share                                                   10,091

Net effect of stock options based on
 the treasury stock method using the
 average market price or market price
 at the end of the period, whichever
 is higher                                      43,720
                                             ---------    ---------

     Total weighted average common and
      common equivalent shares
      outstanding                            4,971,288    3,935,629
                                             =========    =========


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